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                                                                  EXHIBIT 10(A)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the references to our firm under the captions "Experts" in the Prospectus and "Independent Auditors" in the Statement of Additional Information in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-4, No. 333-16949) of John Hancock Variable Annuity Account I.

  We also consent to the incorporation of our reports dated February 7, 1997 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account I, and February 14, 1997 on the financial statements included in the Annual Report of the John Hancock Mutual Life Insurance Company for the year ended December 31, 1996.
                                          /s/ ERNST & YOUNG LLP

                                          ERNST & YOUNG LLP

Boston, Massachusetts
April 28, 1997